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DRAFT 11/01/96

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 October 25, 1996
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                Date of Report (Date of earliest event reported)

                         U.S. OFFICE PRODUCTS COMPANY
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               (Exact name of registrant specified in its charter)



       Delaware                0-25372                 52-1906050
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 (State or other Juris-       (Commission           (I.R.S. Employer
 diction of incorporation      File No.)           Identification No.)


     1025 Thomas Jefferson Street, NW, Suite 600E Washington, D.C.    20005
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           (Address of principal executive offices)                 (Zip Code)



                                 (202) 339-6700
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              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

See Response to Item 5.

ITEM 5.  OTHER EVENTS

    Since its inception through November 1, 1996, the Company has acquired 116 companies. The Company's pro forma revenues for its most recent fiscal year ended April 30, 1996, assuming that all of the companies acquired by the Company between May 1, 1995 and November 1, 1996 had been acquired as of May 1, 1995, were $2.4 billion.

    The Company's recent acquisitions of Bay State Computer Group, Inc. ("Bay State") and Fortran Corporation ("Fortran") on October 15, 1996 and October 25, 1996, respectively, expand the Company's domestic product offerings to include computer and telecommunications network services, respectively. The Company acquired Fortran in a transaction in which Fortran Acquisition Corp., a wholly owned subsidiary of the Company, merged with and into Fortran. The Company intends to continue to use the assets of Fortran in the telecommunications network services business. The consideration paid to the stockholders of Fortran was determined pursuant to arm's-length negotiations and consisted of 1,100,000 shares of the Company's common stock. The acquisition of Fortran was accounted for under the pooling-of-interests method of accounting.

    On October 31, 1996, the Company signed a definitive agreement to acquire a 49% interest in Dudley Stationery Limited ("Dudley"), the largest independent office products company in the United Kingdom. Existing shareholders of Dudley will retain 51% ownership of Dudley. Under its agreement with Dudley, the Company will invest a total of L49.5 million ($79 million) of new working capital in Dudley over a two-year period. Dudley also plans to seek an additional L50 million of debt financing. The new funds will be used to finance the expansion of Dudley through both internal growth and acquisitions. Closing of the transaction is subject to the satisfaction of certain conditions, including regulatory clearances. A closing is expected during November 1996. Assuming its completion, the investment in Dudley will be the Company's first acquisition in the European office products market.

    The Company currently has, and from time to time expects to enter into, letters of intent and agreements in principle to acquire additional office and educational products and equipment businesses, both in the United States and internationally, consistent with its strategy of pursuing an aggressive acquisition program. There can be no assurance, however, that definitive agreements for additional acquisitions will be executed or that additional acquisitions will be completed.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

    The required financial statements for Fortran Corporation are not available and will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(b) Pro Forma Financial Information

    The required pro forma financial information will be filed at the time the required financial statements for Fortran Corporation are filed.

(c) Exhibits

    To be filed by amendment.

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                                   SIGNATURES
                                   ----------
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. OFFICE PRODUCTS COMPANY



Dated:  November 4, 1996               By:  /s/ Mark D. Director
                                           ----------------------------------
                                            Mark D. Director
                                            Executive Vice President, General
                                            Counsel and Secretary
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